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                             WARRANT AGREEMENT                      EXHIBIT 4.2


     AGREEMENT, dated as of this    day of            ,1997, by and among
Surrey, Inc., a Texas corporation ("Company") and Norwest Bank Minnesota, N.A., South St. Paul, Minnesota 55075, as Warrant Agent (the "Warrant Agent").

                              W I T N E S S E T H


     WHEREAS, in connection with (i) a public offering of 625,000 units (the "Units"), each Unit consisting of (A) two (2) shares of the Company's Common Stock, no par value (the "Common Stock"); and (B) one (1) redeemable Common Stock Purchase Warrant (the "Warrants"), each Warrant exercisable to purchase one share of Common Stock, for which Stuart, Coleman & Co., Inc. ("Stu-Co") has agreed to act as the representative (the "Representative") of the several Underwriters pursuant to an underwriting agreement (the "Underwriting
Agreement") dated as of                     ,1997 between the Company and
Stu-Co; (ii) the issuance of an Underwriters' over-allotment option to purchase up to 93,750 additional Units and (iii) the issuance to Stu-Co or its designees of a Representative's Warrant (the "Representative's Warrant") to purchase up to 62,500 Units, the Company will issue up to 725,000 Warrants; and


     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof;

     THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

     SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

     (a) "Common Stock" shall mean shares of the Company of any class, whether now or hereafter authorized, which have the right to participate in the distribution of
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earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 10,000,000 authorized shares of Common Stock, no par value.

     (b) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 161 North Concord Exchange, South St. Paul, Minnesota 55075.

     (c) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

     (d) "Initial Exercise Date" shall mean, with respect to the Warrants, , 1997, or such earlier date as Stu-Co may designate.

     (e) "Purchase Price" shall mean the purchase price per share to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $4.80 per Warrant, subject to adjustment from time to time pursuant to the provisions of Section 9 hereof, and subject to the Company's right to reduce the Purchase Price (provided subsequent notice is given to all Registered Holders).

     (f) "Redemption Price" shall mean the price at which the Company may, at its option, redeem the Warrants, in accordance with the terms hereof, which price shall be $0.01 per Warrant.

     (g) "Registered Holder" shall mean as to any Warrant and as of any particular date, the person in whose name the certificate representing the Warrant shall be registered on that date on the books maintained by the Warrant Agent pursuant to Section 6.

     (h) "Transfer Agent" shall mean Norwest Bank Minnesota, N.A., Norwest Shareholder Services, South St. Paul, Minnesota 55075, as the Company's transfer agent, or its authorized successor, as such.

     (i) "Warrant Expiration Date" shall mean 5:00 p.m. (Central time) on ,2002 or the Redemption Date as defined in Section 8, whichever is earlier; provided that if such date shall in the State of Minnesota be a holiday or a day on which banks are
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authorized or required to close, then 5:00 p.m. (Central time) on the next following day which in the State of Minnesota is not a holiday or a day which banks are authorized or required to close. The Company shall have the right to extend the Warrant Expiration Date (provided subsequent notice is given to all Registered Holders).

    SECTION 2. Warrants and Issuance of Warrant Certificates.

       (a) Each Warrant shall initially entitle the Registered Holder of the Warrant certificate representing such Warrant ("Warrant Certificates") to purchase one (1) share of Common Stock upon the exercise thereof in accordance with the terms hereof, subject to modification and adjustment as provided in
Section 9.

     (b) Upon execution of this Agreement, Warrant Certificates representing the number of Warrants sold shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its Chairman, Chief Executive Officer, President or a Vice President and by its Secretary or an Assistant Secretary, the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent as part of the Units.


     (c) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of 725,000 shares of Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.


     (d) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder; (ii) those issued upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder; (iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and
(v) those issued at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or chance in the Purchase Price, the number of shares of Common Stock


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purchasable upon exercise of the Warrants or the Redemption Price therefor made pursuant to Section 9 hereof.


     (e) Pursuant to the terms of the Representative's Warrant, Stu-Co may purchase up to 62,500 Units, which include up to 62,500 Warrants.
Notwithstanding anything to the contrary contained herein, the Warrants issuable upon exercise of the Representative's Warrant shall be subject to redemption by the Company.


     SECTION 3. Form and Execution of Warrant Certificates.

     (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks or identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage or to the requirements of Section 2 (b). The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrant Certificates shall be numbered serially with the letters WA.

     (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice
President and by its Secretary or any Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates


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had not ceased to be an officer of the Company or to hold such office.
After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Section 4 hereof.

     SECTION 4. Exercise. Each Warrant may be exercised by the Registered Holder thereof at any time after the Warrant is detached from the Unit and is separately traded, (the Initial Exercise Date), but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the Warrant Certificate. The Warrants shall be exercisable during such period on each business day that an applicable registration statement with respect to the Common Stock issuable upon exercise is effective. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Warrant as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of the Warrants. Promptly following, and in any event within five days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a certificate for any remaining unexercised Warrants of the Registered Holder); provided, however, that prior to the date of issuance of such certificates the Warrant Agent shall verify clearance of the checks received in payment of the Purchase Price pursuant to such Warrants. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant (the "Warrant Proceeds") to the Company or as the Company may direct in writing. The Company may at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant Certificates returned to the Warrant Agent upon exercise of Warrants.

     SECTION 5. Reservation of Shares; Listing; Payment of Taxes; etc.

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     (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrant shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes other than income taxes (including, but not limited to, transfer taxes), liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge), except as set forth below, and that upon issuance such shares shall be listed on each national securities exchange or eligible for inclusion in each automated quotation system, if any, on or in which the other shares of outstanding Common Stock of the Company are then listed or eligible for inclusion.

     (b) The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

     (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

     (d) The Warrant Agent is hereby irrevocable authorized to requisition the Company's Transfer Agent, if different, from time to time for certificates representing shares of Common Stock issuable upon exercise of the Warrants, and the Company will


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authorize the Transfer Agent, if different, to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent, if different, of the Company for shares of Common Stock issuable upon exercise of the Warrants.

     SECTION 6. Exchange and Registration and Transfer.

     (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

     (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

     (c) With respect to all Warrants Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.


     (d) A service charge may be imposed by the Warrant Agent on the Company for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by the Registered Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.


     (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly cancelled by the Warrant Agent and

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thereafter retained by the Warrant Agent.


     (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary. The Warrants, which are being offered in Units with Common Stock pursuant to the Underwriting Agreement, will be detachable from the Common Stock and transferable separately therefrom commencing on the Initial Exercise Date.

     SECTION 7. Loss or Mutilation.

     Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/of Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

     SECTION 8. Redemption.


     (a) The Warrants are redeemable by the Company commencing _____________ , 1998 on at least thirty (30) days prior written notice, at a price of $.01 per Warrant, at any time the market value of the Common Stock exceeds $5.00 per share for twenty (20) consecutive trading days. All Warrants except those comprising the unexercised Representative's Warrant, must be redeemed if any are redeemed.


     (b) If the conditions set forth in Section 8(a) are met, and the Company desires to exercise its rights to redeem the Warrants, it shall request the Warrant Agent to mail a notice of redemption to each of the Registered Holders of the Warrants to be

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redeemed, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption ("Redemption Date"), at their last address as shall appear on the records maintained pursuant to Section 6(b). Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

     (c) The notice of redemption shall specify (i) the Redemption Price, (ii) the Redemption Date, (iii) the place where the Warrant Certificates shall be delivered and the Redemption Price paid, (iv) that the right to exercise the Warrant shall terminate at 5:00 p.m. (Central Time) on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of the Company that notice of reception has been mailed shall, in the absence of fraud, be prime facie evidence of the facts stated therein.

     (d) Any right to exercise a Warrant shall terminate at 5:00 p.m. (Central
Time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Registered Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price.

     (e) From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such holder a sum of cash equal to the Redemption Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.

     SECTION 9. Adjustment of Exercise Price and Number of Shares of Common Stock or Warrants.


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     After each adjustment of the Purchase Price pursuant to this Section 9, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number of shares receivable upon exercise thereof prior to such adjustment multiplied by a fraction the numerator of which shall be the original Purchase Price as defined in Section 1(e) above and the denominator of which shall be such adjusted Purchase Price, if any. The Purchase Price shall be subject to adjustment as set forth below:

     (a) (i) In case the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock
(whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Purchase Price in effect immediately prior to such action shall be adjusted so that the Registered Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection, the Registered Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with the Warrant Agent) shall determine the allocation of the adjusted Purchase Price between or among shares of such classes of capital stock.

     (ii) In any case in which this Section 9 (a) shall require that an adjustment to the Purchase Price be made immediately following a record date, the Company may elect to defer (but only until five business days following the filing by the Company with the Warrant Agent of the certificate of independent public accountants described in subsection (i) of Section 9(d)) issuing to the Registered Holder of any Warrants exercised after such record date the shares of Common Stock and other capital stock of the Company issuable upon such exercise over and above the shares of Common Stock and



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other capital stock of the Company issuable upon such exercise on the basis of the Purchase Price prior to adjustment.

     (iii) No adjustment in the Purchase Price shall be required to be made unless such adjustment would require an increase or decrease of at least $.05; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest one-one hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares upon the exercise of any Warrant.

     (iv) No adjustment of the Purchase Price shall be made except on the conditions set forth in this Section 9(a). Without limitation to the foregoing, there shall be no adjustment pursuant to this Section 9(a) should the Company issue any capital stock for cash or other consideration on equivalent terms to the price paid for the Common Stock which has been approved by the Board of Directors of the Company.

     (b) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants other than a change from no par value to par value) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or


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conveyance and the Company or its successors shall forthwith file at the Corporate Office of the Warrant Agent a statement setting forth such provisions signed by (1) its Chairman of the Board or Chief Executive Officer or Vice Chairman of the Board or President or a Vice President and (2) by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provisions. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 9(a). The above provisions of this Section 9(b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     (c) Before taking any action which would cause an adjustment reducing the Purchase Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of the Company at such adjusted Purchase Price.

     (d) (i) Upon any adjustment of the Purchase Price required to be made pursuant to this Section 9, the Company within 30 days thereafter shall
(A) cause to be filed with the Warrant Agent a certificate of a firm of independent accountants setting forth the Purchase Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of such adjustment, and (B) cause to be mailed to each of the Registered Holders of the Warrant Certificates written notice of such adjustment. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the provisions of subsection 9(d) (ii).

         (ii) In case at any time:

     (A) The Company shall declare any dividend upon its Common Stock payable otherwise than in cash or in Common Stock of the Company; or

     (B) The Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or


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     (C) There shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants other than a change from no par value to par value); or

     (D) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall cause to be mailed to each of the Registered Holders of the Warrant Certificates, at the earliest practicable time (and, in any event, not less than 20 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquication or winding up as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Warrants shall terminate).

     (iii) Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant Certificates of corporate actions hereunder, it is agreed that failure of the Company to give notice shall not invalidate such corporate action of the Company.


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     SECTION 10. Fractional Warrants and Fractional Shares.

     (a) If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 9 hereof, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Registered Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

           (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading in the NASDAQ Quotation System, the current value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or

           (2) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

           (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Registered Holder.

      SECTION 11. Warrant Holders Not Deemed Stockholders.

     No Registered Holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Registered Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

     SECTION 12. Rights of Action.

     All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

     SECTION 13. Agreement of Warrant Holders.

     Every Registered Holder of a Warrant, by his or her acceptance thereof, consents and agrees with the Company the Warrant Agent and every other Registered Holder of a Warrant that:

     (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

     (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.

     SECTION 14. Concerning the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validly, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any Common Stock issued upon exercise of any Warrant is fully paid and nonassessable.

     The Warrant Agent shall not at any time be under any duty or responsibility to any Registered Holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price or the Redemption Price provided in this Agreement, or to determine whether any facts exist which may require any such adjustment, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

     The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

     Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary or Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

     The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

     The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be (a) a bank or trust company having a capital and surplus, as shown by its last published report to its shareholders, of not less than $10,000,000 or (b) a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

     Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this

Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

     The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not a Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     SECTION 15. Modification of Agreement. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement
(i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the Registered Holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrants Certificates representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or an increase in the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law, except that the Company shall have the right at any time (a) to extend the Warrant Expiration Date for all Warrants, and (b) to decrease the Purchase Price for all Warrants (provided subsequent notice is given to all Registered Holders).

     SECTION 16. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at Surrey Inc., 13110 Trails End Road, Leander, Texas 78641, Attention: Mr. John van der Hagen, Chief Executive Officer, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; if to the Warrant Agent, at its Corporate Office.

     SECTION 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to agreements made within Minnesota, without reference to principles of conflicts of laws.

     SECTION 18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

     SECTION 19. Termination. This Agreement shall terminate at the close of business on the Warrant Expiration Date of all the Warrants or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 14 hereof shall survive such termination.

     SECTION 20. Counterparts. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                Surrey, Inc.

                        By: ____________________________________________
                             John van der Hagen, Chief Executive Officer

                                Norwest Bank Minnesota, N.A.

                        By: ____________________________________________
                             Authorized Officer

                                                                     EXHIBIT 4.2


                                [FORM OF FACE OF WARRANT CERTIFICATE]  EXHIBIT A

No. WA         ________________________ Redeemable Warrants
                   VOID AFTER                           ,2002

          REDEEMABLE WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK

                                  SURREY, INC.

     This certifies that FOR VALUE RECEIVED___________________________ or registered assigns (the "Registered Holder" ) is the owner of the number of redeemable Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one (1) fully paid and nonassessable share of common stock, no par value ("Common Stock"), of Surrey, Inc., a Texas corporation (
the "Company"), at any time between           , 1997 and the Warrant Expiration
Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Norwest Bank Minnesota N.A. as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $4.80 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to Surrey, Inc.
     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set
forth in the Warrant Agreement (the "Warrant Agreement"), dated               ,
1997, by and among the Company and the Warrant Agent.In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.
     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all of the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.
     The term "Warrant Expiration Date" shall mean 5:00 p.m. (Central time) on ,2002, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of Minnesota be a holiday or a day on which the banks are authorized or required to close, then the Warrant Expiration Date shall mean 5:00 p.m. (Central Time) the next following day which in the State of Minnesota is not a holiday or a day on which banks are authorized or required to close.
     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.
     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment for registration or transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.
     This Warrant is redeemable by the Company commencing ____________, 1998 on at least thirty (30) days prior written notice at a price of $.01 per Warrant at any time the market value of the Common Stock exceeds five ($5.00) dollars per share for twenty (20) consecutive trading days.
     Prior to due presentment for registration or transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Minnesota.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                                        Surrey, Inc.

Dated:  ___________________________            By: _____________________________


[seal]                                         By: _____________________________

Countersigned:
Norwest Bank Minnesota, N.A.
As Warrant Agent


By: ____________________________
         Authorized Officer

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                               SUBSCRIPTION FORM


     To Be Executed by the Registered Holder in Order to Exercise Warrants

         The undersigned Registered Holder hereby irrevocably elects to exercise _______________________ Warrants represented by this Warrant Certificates, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                ____________________________________________
                ____________________________________________
                ____________________________________________
                   [please print or type name and address]

and be delivered to

                ____________________________________________
                ____________________________________________
                ____________________________________________
                    [please print or type name and address]

and if such number of Warrants shall not be all of the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated: _____________________________         x__________________________________


                                              __________________________________


                                              __________________________________
                                                 Address


                                              __________________________________
                                                 Taxpayer Identification Number

                                              __________________________________
                                                 Signature Guaranteed

                                              __________________________________

                                   ASSIGNMENT


      To Be Executed by the Registered Holder in Order to Assign Warrants


FOR VALUE RECEIVED, __________________________________________ hereby sells, assigns and transfers unto


          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                ____________________________________________
                ____________________________________________
                ____________________________________________
                    [please print or type name and address]


________________________________________of the Warrants represented by this
Warrant Certificate, and hereby irrevocably constitutes and appoints _________________________________ Attorney to transfer this Warrant
Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ____________________________        x___________________________________


                                             Signature Guaranteed


                                             __________________________________



SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.